Exhibit 99.1

FOR IMMEDIATE RELEASE

FIRST MIDWEST BANCORP, INC. ACQUIRES
PREMIER ASSET MANAGEMENT

ITASCA, IL, March 6, 2017 - First Midwest Bancorp, Inc. (“First Midwest”) (NASDAQ NGS: FMBI) today announced that it has acquired Premier Asset Management LLC (“Premier”), a registered investment advisor based in Chicago, Illinois.
“We are thrilled to welcome Premier and its clients to the First Midwest team,” said Robert P. Diedrich, Executive Vice President and Director of Wealth Management of First Midwest Bank. “Premier’s combination of expertise and service commitment sets them apart, bringing additional breadth to First Midwest. Together, we strengthen our shared promise to successfully meet the financial and service needs of our higher net worth clients through a full range of private banking and wealth management offerings.”
Joseph T. Seminetta, President of Premier, added, “We are very excited to partner with First Midwest as we look forward to adding momentum to an already leading market presence. The ability to provide our clients a broader range of products as well as access to First Midwest’s robust network of services creates value for all involved.”
Premier was founded in 2001 to provide customized investment advisory services to its clients. Joe and Denise Seminetta, who have a combined 50 years of experience in the investment advisory industry, will continue to lead Premier and their team as a separate subsidiary within the First Midwest umbrella of financial and wealth management services. At February 28, 2017, Premier had approximately $550 million of assets under management.
About First Midwest
First Midwest is a relationship-focused financial institution and one of the largest independent publicly-traded bank holding companies based on assets headquartered in the Midwest, with approximately $14 billion in assets and $9.5 billion in wealth assets under management. First Midwest’s principal subsidiary, First Midwest Bank, and other affiliates provide a full range of commercial, equipment leasing, retail, wealth management, trust and private banking products and services through over 130 locations in metropolitan Chicago, northwest Indiana, central and western Illinois, and eastern Iowa. First Midwest’s common stock is traded on the NASDAQ Stock Market under the symbol FMBI. First Midwest’s website is www.firstmidwest.com.
Forward-Looking Statements
This press release may contain certain “forward-looking statements” within the meaning of the federal securities laws relating to First Midwest’s acquisition of Premier, including the combination and integration of these businesses. In some cases, forward-looking statements can be identified by the use of words such as “may,” “will,” “expect,” “anticipate,” “believe” or “look forward,” and

First Midwest Bancorp, Inc. | One Pierce Place | Suite 1500 | Itasca | Illinois | 60143

words of similar import. Forward-looking statements are not historical facts but instead express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management’s control. It is possible that actual results and events may differ, possibly materially, from the anticipated results or events indicated in these forward-looking statements. Forward-looking statements are not guarantees of future performance, and First Midwest cautions you not to place undue reliance on these statements. Forward-looking statements are made only as of the date of this press release, and First Midwest undertakes no obligation to update any forward-looking statements contained in this press release to reflect new information or events or conditions after the date hereof.
Forward-looking statements are subject to certain risks, uncertainties and assumptions. For a discussion of certain risks, uncertainties and assumptions, please see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in First Midwest’s Annual Report on Form 10-K for the year ended December 31, 2016, as well as First Midwest’s subsequent filings made with the Securities and Exchange Commission. Other sections of these reports describe additional factors that could impact First Midwest’s business, financial performance and consummated acquisition transactions.
CONTACTS:

Patrick S. Barrett	James M. Roolf
(Investors)	(Media)
EVP, Chief Financial Officer	SVP and Corporate Relations Officer
(630) 875-7273	(630) 875-7533
pat.barrett@firstmidwest.com	jim.roolf@firstmidwest.com

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First Midwest Bancorp, Inc. | One Pierce Place | Suite 1500 | Itasca | Illinois | 60143